Exhibit 99.1

Aptiv Reports Third Quarter 2018 Financial Results

DUBLIN - Aptiv PLC (NYSE: APTV), a global technology company enabling the future of mobility, today reported third quarter 2018 U.S. GAAP earnings from continuing operations of $0.84 per diluted share. Excluding special items, third quarter earnings from continuing operations totaled $1.24 per diluted share.

Third Quarter Highlights Include:

•	Revenue of $3.5 billion, up 11% adjusted for currency exchange, commodity movements, acquisitions and divestitures

•	U.S. GAAP net income from continuing operations of $222 million, diluted earnings per share from continuing operations of $0.84

◦	Excluding special items, earnings from continuing operations of $1.24 per diluted share, up 8%

•	U.S. GAAP operating income margin of 9.3%

◦	Adjusted Operating Income margin of 12.1%; Adjusted Operating Income of $420 million, up 7%

•	Returned $127 million to shareholders through share repurchases and dividends

Year-to-Date Highlights Include:

•	Revenue of $10.8 billion, up 10% adjusted for currency exchange, commodity movements, acquisitions and divestitures

•	U.S. GAAP net income from continuing operations of $820 million, diluted earnings per share from continuing operations of $3.09

◦	Excluding special items, earnings from continuing operations of $3.93 per diluted share, up 17%

•	U.S. GAAP operating income margin of 10.4%

◦	Adjusted Operating Income margin of 12.2%; Adjusted Operating Income of $1,321 million, up 15%

•	Generated $890 million of cash from continuing operations

•	Returned $397 million to shareholders through share repurchases and dividends

"Aptiv delivered 11% organic revenue growth, strong sales conversion and higher earnings per share in the third quarter," said Kevin Clark, president and chief executive officer. "Our portfolio of leading technologies aligned to the safe, green and connected mega trends is driving sustained above market growth despite softening global vehicle production and foreign exchange volatility. Our continued strong performance throughout the year reflects the benefits of our robust business model and demonstrates effective execution of our strategy, positioning us well for outperformance in any market-environment as we continue to make investments in future growth. We also recently announced the closing of the Winchester Interconnect acquisition, a leading provider of custom engineered interconnect solutions for harsh-environment applications, further establishing Aptiv as a market leader of connectivity solutions and reinforcing our strategy to diversify our business."

Third Quarter 2018 Results
The Company reported third quarter 2018 revenue of $3.5 billion, an increase of 11% from the prior year period. Adjusted for currency exchange, commodity movements, acquisitions and divestitures, revenue increased by 11% in the third quarter. This reflects growth of 20% in North America, 9% in Asia and 4% in Europe, partially offset by a decline of 3% in South America.
The Company reported third quarter 2018 U.S. GAAP net income from continuing operations of $222 million and earnings from continuing operations of $0.84 per diluted share, compared to $297 million and $1.11 per diluted share in the prior year period. Third quarter Adjusted Net Income, a non-GAAP financial measure defined below, totaled $329 million, or $1.24 per diluted share, an increase of 8% on a per share basis compared to $307 million, or $1.15 per diluted share in the prior year period.
Third quarter Adjusted Operating Income, a non-GAAP financial measure defined below, was $420 million, compared to $394 million in the prior year period, resulting from the continued above-market growth of our businesses across all major regions. Third quarter Adjusted Operating Income margin was 12.1%, compared to 12.5% in the prior year period, reflecting our continued incremental investments for growth, partially offset by sales growth and the beneficial impacts of cost reduction initiatives. Depreciation and amortization expense totaled $163 million, an increase from $136 million in the prior year period.
Interest expense for the third quarter totaled $34 million, as compared to $35 million in the prior year period.
Tax expense in the third quarter of 2018 was $66 million, resulting in an effective tax rate of approximately 23%, which includes $24 million, or approximately 8 points, due to the one-time impacts of the Company's organizational entity restructuring in the quarter resulting from the spin-off transaction. Tax expense in the third quarter of 2017 was $31 million, resulting in an effective rate of approximately 9%.

Year-to-Date 2018 Results
For the nine months ended September 30, 2018, the Company reported revenue of $10.8 billion, an increase of 14% from the prior year period. Adjusted for currency exchange, commodity movements, acquisitions and divestitures, revenue increased by 10% during the period. This reflects growth of 14% in North America, 10% in Asia, 7% in Europe and 8% in South America.
For the 2018 year-to-date period, the Company reported U.S. GAAP net income from continuing operations of $820 million and earnings from continuing operations of $3.09 per diluted share, compared to $814 million and $3.04 per diluted share in the prior year period. Year-to-date Adjusted Net Income totaled $1,044 million, or $3.93 per diluted share, an increase of 17% on a per share basis compared to $900 million, or $3.36 per diluted share in the prior year period.
The Company reported Adjusted Operating Income of $1,321 million for the nine months ended September 30, 2018, compared to $1,144 million in the prior year period, resulting from the continued above-market growth of our businesses across all major regions. Adjusted Operating Income margin was 12.2% for the nine months ended September 30, 2018, compared to 12.1% in the prior year period, reflecting sales growth, the beneficial impacts of cost reduction initiatives and the absence of certain warranty charges recorded in the prior year period, partially offset by continued incremental investments for growth. Depreciation and amortization expense totaled $474 million, an increase from $392 million in the prior year period.
Interest expense for the nine months ended September 30, 2018 totaled $104 million, as compared to $103 million in the prior year period.
Tax expense for the nine months ended September 30, 2018 was $208 million, resulting in an effective tax rate of approximately 20%, which includes $24 million, or approximately 2 points, due to the adjustment to the provisional amounts recorded for the one-time impacts of the U.S. tax reform enactment and $24 million, or approximately 2 points, due to the one-time impacts of the Company's organizational entity restructuring in the third quarter resulting from the spin-off transaction. Tax expense in the prior year period was $88 million, or an effective rate of approximately 10%.
The Company generated net cash flow from continuing operating activities of $890 million in the nine months ended September 30, 2018, compared to $685 million in the prior year period, reflecting the $310 million payment made to settle the Unsecured Creditors litigation in the third quarter of 2017. As of September 30, 2018, the Company had cash and cash equivalents of $0.8 billion and total available liquidity of $3.1 billion.
Reconciliations of Adjusted Net Income, Adjusted Net Income Per Share, Adjusted Operating Income and Cash Flow Before Financing, which are non-GAAP measures, to the most directly comparable financial measures, respectively, calculated and presented in accordance with accounting principles generally accepted in the United States ("GAAP") are provided in the attached supplemental schedules.

Share Repurchase Program
During the third quarter of 2018, the Company repurchased 0.79 million shares for approximately $69 million under its existing authorized share repurchase program, leaving approximately $767 million available for future share repurchases. Year-to-date, the Company repurchased 2.51 million shares for approximately $222 million. All repurchased shares were retired, and are reflected as a reduction of ordinary share capital for the par value of the shares, with the excess applied as reductions to additional paid-in-capital and retained earnings.

Full Year 2018 Outlook
The Company's full year 2018 financial guidance is as follows:

(in millions, except per share amounts)	Full Year 2018
Net sales	$14,275 - $14,375
Adjusted operating income	$1,730 - $1,750
Adjusted operating income margin	12.1% - 12.2%
Adjusted net income per share	$5.11 - $5.17
Cash flow from operations	$1,450
Capital expenditures	$800
Adjusted effective tax rate	15% - 16%

Conference Call and Webcast
The Company will host a conference call to discuss these results at 8:00 a.m. (ET) today, which is accessible by dialing 888.486.0553 (US domestic) or 706.634.4982 (international) or through a webcast at ir.aptiv.com. The conference ID number is 9386788. A slide presentation will accompany the prepared remarks and has been posted on the investor relations section of the Company's website. A replay will be available two hours following the conference call.

Use of Non-GAAP Financial Information
This press release contains information about Aptiv's financial results which are not presented in accordance with GAAP. Specifically, Adjusted Operating Income, Adjusted Net Income, Adjusted Net Income Per Share and Cash Flow Before Financing are non-GAAP financial measures. Adjusted Operating Income represents net income before interest expense, other income (expense), net, income tax expense, equity income (loss), net of tax, income (loss) from discontinued operations, net of tax, restructuring, other acquisition and portfolio project costs, asset impairments, gains (losses) on business divestitures and deferred compensation related to acquisitions. Other acquisition and portfolio project costs include costs incurred to integrate acquired businesses and to plan and execute product portfolio transformation actions, including business and product acquisitions and divestitures. Adjusted Operating Income margin is defined as Adjusted Operating Income as a percentage of net sales.
Adjusted Net Income represents net income attributable to Aptiv before discontinued operations, restructuring and other special items, including the tax impact thereon. Adjusted Net Income Per Share represents Adjusted Net Income divided by the weighted average number of diluted shares outstanding for the period. Cash Flow Before Financing represents cash provided by operating activities from continuing operations plus cash provided by (used in) investing activities from continuing operations, adjusted for the purchase price of business acquisitions and net proceeds from the divestiture of discontinued operations and other significant businesses.
Management believes the non-GAAP financial measures used in this press release are useful to both management and investors in their analysis of the Company's financial position, results of operations and liquidity. In particular, management believes Adjusted Operating Income, Adjusted Net Income, Adjusted Net Income Per Share and Cash Flow Before Financing are useful measures in assessing the Company’s ongoing financial performance that, when reconciled to the corresponding GAAP measure, provide improved comparability between periods through the exclusion of certain items that management believes are not indicative of the Company’s core operating performance and that may obscure underlying business results and trends. Management also uses these non-GAAP financial measures for internal planning and forecasting purposes.
Such non-GAAP financial measures are reconciled to the most directly comparable GAAP financial measures in the attached supplemental schedules at the end of this press release. Non-GAAP measures should not be considered in isolation or as a substitute for our reported results prepared in accordance with GAAP and, as calculated, may not be comparable to other similarly titled measures of other companies.

About Aptiv
Aptiv PLC (NYSE: APTV) is a global technology company that develops safer, greener and more connected solutions enabling the future of mobility. Visit aptiv.com.

Forward-Looking Statements
This press release, as well as other statements made by Aptiv PLC (the “Company”), contain forward-looking statements that reflect, when made, the Company's current views with respect to current events and financial performance. Such forward-looking statements are subject to many risks, uncertainties and factors relating to the Company's operations and business environment, which may cause the actual results of the Company to be materially different from any future results. All statements that address future operating, financial or business performance or the Company's strategies or expectations are forward-looking statements. Factors that could cause actual results to differ materially from these forward-looking statements are discussed under the captions “Risk Factors” and “Management's Discussion and Analysis of Financial Condition and Results of Operations” in the Company's filings with the Securities and Exchange Commission. New risks and uncertainties arise from time to time, and it is impossible for us to predict these events or how they may affect the Company. It should be remembered that the price of the ordinary shares and any income from them can go down as well as up. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events and/or otherwise, except as may be required by law.

# # #

APTIV PLC
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
	(in millions, except per share amounts)
Net sales	$3,485	$3,148	$10,799	$9,444
Operating expenses:
Cost of sales	2,834	2,498	8,739	7,540
Selling, general and administrative	232	230	751	686
Amortization	31	29	91	87
Restructuring	65	18	100	101
Total operating expenses	3,162	2,775	9,681	8,414
Operating income	323	373	1,118	1,030
Interest expense	(34)	(35)	(104)	(103)
Other income (expense), net	4	(7)	27	(22)
Income from continuing operations before income taxes and equity income	293	331	1,041	905
Income tax expense	(66)	(31)	(208)	(88)
Income from continuing operations before equity income	227	300	833	817
Equity income, net of tax	4	6	17	24
Income from continuing operations	231	306	850	841
Income from discontinued operations, net of tax	—	107	—	310
Net income	231	413	850	1,151
Net income attributable to noncontrolling interest	9	18	30	52
Net income attributable to Aptiv	$222	$395	$820	$1,099

Amounts attributable to Aptiv:
Income from continuing operations	$222	$297	$820	$814
Income from discontinued operations	—	98	—	285
Net income	$222	$395	$820	$1,099

Diluted net income per share:
Continuing operations	$0.84	$1.11	$3.09	$3.04
Discontinued operations	—	0.37	—	1.06
Diluted net income per share attributable to Aptiv	$0.84	$1.48	$3.09	$4.10
Weighted average number of diluted shares outstanding	265.33	267.16	265.74	268.23

Cash dividends declared per share	$0.22	$0.29	$0.44	$0.87

APTIV PLC
CONDENSED CONSOLIDATED BALANCE SHEETS

	September 30, 2018	December 31, 2017
	(Unaudited)
	(in millions)
ASSETS
Current assets:
Cash and cash equivalents	$771	$1,596
Restricted cash	1	1
Accounts receivable, net	2,635	2,440
Inventories	1,358	1,083
Other current assets	439	521
Total current assets	5,204	5,641
Long-term assets:
Property, net	3,056	2,804
Investments in affiliates	101	91
Intangible assets, net	1,216	1,219
Goodwill	2,162	1,944
Other long-term assets	588	470
Total long-term assets	7,123	6,528
Total assets	$12,327	$12,169
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Short-term debt	$24	$17
Accounts payable	2,254	2,227
Accrued liabilities	1,109	1,296
Total current liabilities	3,387	3,540
Long-term liabilities:
Long-term debt	4,084	4,132
Pension benefit obligations	439	454
Other long-term liabilities	608	526
Total long-term liabilities	5,131	5,112
Total liabilities	8,518	8,652
Commitments and contingencies
Total Aptiv shareholders’ equity	3,608	3,299
Noncontrolling interest	201	218
Total shareholders’ equity	3,809	3,517
Total liabilities and shareholders’ equity	$12,327	$12,169

APTIV PLC
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Nine Months Ended September 30,
	2018	2017
	(in millions)
Cash flows from operating activities:
Net income	$850	$1,151
Income from discontinued operations, net of tax	—	310
Income from continuing operations	850	841
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	474	392
Restructuring expense, net of cash paid	(2)	9
Deferred income taxes	(73)	2
Income from equity method investments, net of dividends received	(9)	(16)
Other, net	67	78
Changes in operating assets and liabilities:
Accounts receivable, net	(128)	(122)
Inventories	(250)	(266)
Accounts payable	78	83
Other, net	(82)	(289)
Pension contributions	(35)	(27)
Net cash provided by operating activities from continuing operations	890	685
Net cash (used in) provided by operating activities from discontinued operations	(19)	355
Net cash provided by operating activities	871	1,040
Cash flows from investing activities:
Capital expenditures	(661)	(480)
Proceeds from sale of property / investments	10	6
Cost of business acquisitions, net of cash acquired	(512)	(40)
Cost of technology investments	—	(50)
Settlement of derivatives	(6)	(12)
Net cash used in investing activities from continuing operations	(1,169)	(576)
Net cash used in investing activities from discontinued operations	—	(106)
Net cash used in investing activities	(1,169)	(682)
Cash flows from financing activities:
Net repayments under other short-term debt agreements	(19)	(8)
Proceeds from issuance of senior notes, net of issuance costs	—	796
Contingent consideration and deferred acquisition purchase price payments	(13)	(24)
Dividend payments of consolidated affiliates to minority shareholders	(26)	(10)
Repurchase of ordinary shares	(214)	(383)
Distribution of cash dividends	(175)	(233)
Taxes withheld and paid on employees' restricted share awards	(35)	(33)
Net cash (used in) provided by financing activities	(482)	105
Effect of exchange rate fluctuations on cash, cash equivalents and restricted cash	(45)	52
(Decrease) increase in cash, cash equivalents and restricted cash	(825)	515
Cash, cash equivalents and restricted cash at beginning of period	1,597	839
Cash, cash equivalents and restricted cash at end of period	$772	$1,354
Cash, cash equivalents and restricted cash of discontinued operations	$—	$891
Cash, cash equivalents and restricted cash of continuing operations	$772	$463

APTIV PLC
FOOTNOTES
(Unaudited)

1. Segment Summary

	Three Months Ended September 30,			Nine Months Ended September 30,
	2018	2017	%	2018	2017	%
	(in millions)			(in millions)
Net Sales
Signal and Power Solutions	$2,535	$2,318	9%	$7,802	$7,006	11%
Advanced Safety and User Experience	956	846	13%	3,032	2,490	22%
Eliminations and Other (a)	(6)	(16)		(35)	(52)
Net Sales	$3,485	$3,148		$10,799	$9,444

Adjusted Operating Income
Signal and Power Solutions	$346	$319	8%	$1,083	$940	15%
Advanced Safety and User Experience	74	75	(1)%	238	204	17%
Eliminations and Other (a)	—	—		—	—
Adjusted Operating Income	$420	$394		$1,321	$1,144

(a) Eliminations and Other includes the elimination of inter-segment transactions.

2. Weighted Average Number of Diluted Shares Outstanding
The following table illustrates the weighted average shares outstanding used in calculating basic and diluted net income per share attributable to Aptiv for the three and nine months ended September 30, 2018 and 2017:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
	(in millions, except per share amounts)
Weighted average ordinary shares outstanding, basic	264.56	266.24	265.02	267.60
Dilutive shares related to RSUs	0.77	0.92	0.72	0.63
Weighted average ordinary shares outstanding, including dilutive shares	265.33	267.16	265.74	268.23
Basic net income per share:
Continuing operations	$0.84	$1.11	$3.09	$3.04
Discontinued operations	—	0.37	—	1.07
Basic net income per share attributable to Aptiv	$0.84	$1.48	$3.09	$4.11
Diluted net income per share:
Continuing operations	$0.84	$1.11	$3.09	$3.04
Discontinued operations	—	0.37	—	1.06
Diluted net income per share attributable to Aptiv	$0.84	$1.48	$3.09	$4.10

APTIV PLC
RECONCILIATION OF NON-GAAP MEASURES
(Unaudited)

In this press release the Company has provided information regarding certain non-GAAP financial measures, including "Adjusted Operating Income," "Adjusted Net Income," "Adjusted Net Income Per Share" and "Cash Flow Before Financing." Such non-GAAP financial measures are reconciled to their closest GAAP financial measure in the following schedules.

Adjusted Operating Income: Adjusted Operating Income is presented as a supplemental measure of the Company's financial performance which management believes is useful to investors in assessing the Company’s ongoing financial performance that, when reconciled to the corresponding U.S. GAAP measure, provides improved comparability between periods through the exclusion of certain items that management believes are not indicative of the Company’s core operating performance and which may obscure underlying business results and trends. Our management utilizes Adjusted Operating Income in its financial decision making process, to evaluate performance of the Company and for internal reporting, planning and forecasting purposes. Management also utilizes Adjusted Operating Income as the key performance measure of segment income or loss and for planning and forecasting purposes to allocate resources to our segments, as management also believes this measure is most reflective of the operational profitability or loss of our operating segments. Adjusted Operating Income is defined as net income before interest expense, other income (expense), net, income tax expense, equity income (loss), net of tax, income (loss) from discontinued operations, net of tax, restructuring and other special items. Not all companies use identical calculations of Adjusted Operating Income, therefore this presentation may not be comparable to other similarly titled measures of other companies. Operating income margin represents operating income as a percentage of net sales, and Adjusted Operating Income margin represents Adjusted Operating Income as a percentage of net sales.

Consolidated Adjusted Operating Income
	Three Months Ended September 30,				Nine Months Ended September 30,
	2018		2017		2018		2017
	($ in millions)
	$	Margin	$	Margin	$	Margin	$	Margin
Net income attributable to Aptiv	$222		$395		$820		$1,099
Interest expense	34		35		104		103
Other (income) expense, net	(4)		7		(27)		22
Income tax expense	66		31		208		88
Equity income, net of tax	(4)		(6)		(17)		(24)
Income from discontinued operations, net of tax	—		(107)		—		(310)
Net income attributable to noncontrolling interest	9		18		30		52
Operating income	$323	9.3%	$373	11.8%	$1,118	10.4%	$1,030	10.9%
Restructuring	65		18		100		101
Other acquisition and portfolio project costs	16		2		57		11
Asset impairments	1		1		2		2
Deferred compensation related to nuTonomy acquisition	15		—		44		—
Adjusted operating income	$420	12.1%	$394	12.5%	$1,321	12.2%	$1,144	12.1%

Segment Adjusted Operating Income
(in millions)
Three Months Ended September 30, 2018	Signal and Power Solutions	Advanced Safety and User Experience	Eliminations and Other	Total
Operating income	$277	$46	$—	$323
Restructuring	58	7	—	65
Other acquisition and portfolio project costs	11	5	—	16
Asset impairments	—	1	—	1
Deferred compensation related to nuTonomy acquisition	—	15	—	15
Adjusted operating income	$346	$74	$—	$420

Depreciation and amortization (a)	$124	$39	$—	$163

Three Months Ended September 30, 2017	Signal and Power Solutions	Advanced Safety and User Experience	Eliminations and Other	Total
Operating income	$300	$73	$—	$373
Restructuring	17	1	—	18
Other acquisition and portfolio project costs	1	1	—	2
Asset impairments	1	—	—	1
Adjusted operating income	$319	$75	$—	$394

Depreciation and amortization (a)	$109	$27	$—	$136

Nine Months Ended September 30, 2018	Signal and Power Solutions	Advanced Safety and User Experience	Eliminations and Other	Total
Operating income	$956	$162	$—	$1,118
Restructuring	87	13	—	100
Other acquisition and portfolio project costs	39	18	—	57
Asset impairments	1	1	—	2
Deferred compensation related to nuTonomy acquisition	—	44	—	44
Adjusted operating income	$1,083	$238	$—	$1,321

Depreciation and amortization (a)	$361	$113	$—	$474

Nine Months Ended September 30, 2017	Signal and Power Solutions	Advanced Safety and User Experience	Eliminations and Other	Total
Operating income	$887	$143	$—	$1,030
Restructuring	44	57	—	101
Other acquisition and portfolio project costs	8	3	—	11
Asset impairments	1	1	—	2
Adjusted operating income	$940	$204	$—	$1,144

Depreciation and amortization (a)	$316	$76	$—	$392

(a) Includes asset impairments.

Adjusted Net Income and Adjusted Net Income Per Share: Adjusted Net Income and Adjusted Net Income Per Share, which are non-GAAP measures, are presented as supplemental measures of the Company's financial performance which management believes are useful to investors in assessing the Company’s ongoing financial performance that, when reconciled to the corresponding U.S. GAAP measure, provide improved comparability between periods through the exclusion of certain items that management believes are not indicative of the Company’s core operating performance and which may obscure underlying business results and trends. Management utilizes Adjusted Net Income and Adjusted Net Income Per Share in its financial decision making process, to evaluate performance of the Company and for internal reporting, planning and forecasting purposes. Adjusted Net Income is defined as net income attributable to Aptiv before discontinued operations, restructuring and other special items, including the tax impact thereon. Adjusted Net Income Per Share is defined as Adjusted Net Income divided by the weighted average number of diluted shares outstanding for the period. Not all companies use identical calculations of Adjusted Net Income and Adjusted Net Income Per Share, therefore this presentation may not be comparable to other similarly titled measures of other companies.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
	(in millions, except per share amounts)
Net income attributable to Aptiv	$222	$395	$820	$1,099
Income from discontinued operations attributable to Aptiv, net of tax	—	(98)	—	(285)
Income from continuing operations attributable to Aptiv	222	297	820	814
Adjusting items:
Restructuring	65	18	100	101
Other acquisition and portfolio project costs	16	2	57	11
Asset impairments	1	1	2	2
Deferred compensation related to nuTonomy acquisition	15	—	44	—
Reserve for Unsecured Creditors litigation	—	—	—	10
Transaction and related costs associated with acquisitions	—	—	5	—
Tax impact of U.S. tax reform enactment	—	—	24	—
Tax impact of adjusting items (a)	10	(11)	(8)	(38)
Adjusted net income attributable to Aptiv	$329	$307	$1,044	$900

Weighted average number of diluted shares outstanding	265.33	267.16	265.74	268.23
Diluted net income per share from continuing operations attributable to Aptiv	$0.84	$1.11	$3.09	$3.04
Adjusted net income per share	$1.24	$1.15	$3.93	$3.36

(a)
Represents the income tax impacts of the adjustments made for restructuring and other special items by calculating the income tax impact of these items using the appropriate tax rate for the jurisdiction where the charges were incurred, and the impact of the intra-entity transfer of intellectual property of $24 million during the three and nine months ended September 30, 2018.

Cash Flow Before Financing: Cash Flow Before Financing is presented as a supplemental measure of the Company's liquidity which is consistent with the basis and manner in which management presents financial information for the purpose of making internal operating decisions, evaluating its liquidity and determining appropriate capital allocation strategies. Management believes this measure is useful to investors to understand how the Company's core operating activities generate and use cash. Cash Flow Before Financing is defined as cash provided by operating activities from continuing operations plus cash provided by (used in) investing activities from continuing operations, adjusted for the purchase price of business acquisitions and net proceeds from the divestiture of discontinued operations and other significant businesses. Not all companies use identical calculations of Cash Flow Before Financing, therefore this presentation may not be comparable to other similarly titled measures of other companies. The calculation of Cash Flow Before Financing does not reflect cash used to service debt, pay dividends or repurchase shares and, therefore, does not necessarily reflect funds available for investment or other discretionary uses.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
	(in millions)
Cash flows from operating activities:
Income from continuing operations	$231	$306	$850	$841
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	163	136	474	392
Restructuring expense, net of cash paid	29	(14)	(2)	9
Working capital	(197)	(144)	(300)	(305)
Pension contributions	(13)	(12)	(35)	(27)
Unsecured Creditors settlement	—	(310)	—	(310)
Other, net	(75)	51	(97)	85
Net cash provided by operating activities from continuing operations	138	13	890	685

Cash flows from investing activities:
Capital expenditures	(212)	(169)	(661)	(480)
Cost of business acquisitions, net of cash acquired	—	—	(512)	(40)
Cost of technology investments	—	(25)	—	(50)
Settlement of derivatives	—	—	(6)	(12)
Other, net	4	4	10	6
Net cash used in investing activities from continuing operations	(208)	(190)	(1,169)	(576)

Adjusting items:
Adjustment for the cost of business acquisitions, net of cash acquired	—	—	512	40
Adjustment for settlement of derivatives related to business acquisitions	—	—	(4)	—
Cash flow before financing	$(70)	$(177)	$229	$149

Financial Guidance: The reconciliation of the forward-looking non-GAAP financial measures provided in the Company's financial guidance to the most comparable forward-looking GAAP measure is as follows:

	Estimated Full Year
	2018 (1)
	($ and shares in millions, except per share amounts)
Adjusted Operating Income	$	Margin (2)
Net income attributable to Aptiv	$1,069
Interest expense	139
Other income, net	(32)
Income tax expense	264
Equity income, net of tax	(23)
Net income attributable to noncontrolling interest	43
Operating income	1,460	10.2%
Restructuring	148
Other acquisition and portfolio project costs	73
Asset impairments	2
Deferred compensation related to nuTonomy acquisition	57
Adjusted operating income	$1,740	12.1%

Adjusted Net Income Per Share
Net income attributable to Aptiv	$1,069
Restructuring	148
Other acquisition and portfolio project costs	73
Asset impairments	2
Deferred compensation related to nuTonomy acquisition	57
Transaction and related costs associated with acquisitions	5
Tax impact of U.S. tax reform enactment	24
Tax impact of adjusting items	(13)
Adjusted net income attributable to Aptiv	$1,365

Weighted average number of diluted shares outstanding	265.48
Diluted net income per share attributable to Aptiv	$4.03
Adjusted net income per share	$5.14

(1) Prepared at the estimated mid-point of the Company's financial guidance range.

(2) Represents operating income and Adjusted Operating Income, respectively, as a percentage of estimated net sales.

Investor Contact:
Elena Rosman
+1.917.994.3934
elena.rosman@aptiv.com

Media Contact:
Rachelle Valdez
+1.248.813.2443
rachelle.r.valdez@aptiv.com